Exhibit 99.1

News Release

NETGEAR® REPORTS SECOND QUARTER 2008 RESULTS

Second Quarter Highlights:

•	Net revenue increased to $204.5 million, 24% year-over-year growth

•	Non-GAAP net income of $14.5 million, as compared to $13.7 million in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.41, as compared to $0.38 in the prior year quarter

•	Expect third quarter 2008 net revenue to be in the range of $208 million to $212 million, with non-GAAP operating margin in the range of 9.5% to 10.5%

SANTA CLARA, California – July 23, 2008 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the second quarter ended June 29, 2008.

Net revenue for the second quarter ended June 29, 2008 was $204.5 million, a 24% increase as compared to $164.3 million for the second quarter ended July 1, 2007, and a 3% increase as compared to $198.2 million in the first quarter ended March 30, 2008. Net income for the second quarter of 2008 computed in accordance with GAAP was $11.1 million, or $0.31 per diluted share. This compared to net income of $6.1 million for the second quarter of 2007 and to net income of $11.2 million in the first quarter of 2008. Diluted earnings per share, computed in accordance with GAAP, was $0.17 for the second quarter of 2007 and $0.31 for the first quarter of 2008.

Gross margin on a non-GAAP basis in the second quarter of 2008 was 33.2%, as compared to 35.5% in the year ago comparable quarter, and 32.9% in the first quarter of 2008. Non-GAAP operating margin was 11.5% in the second quarter of 2008, as compared to 11.2% in the second quarter of 2007, and 9.5% in the first quarter of 2008. In the second quarter of 2008, non-GAAP operating expenses were 21.7% of net revenue, as compared to 24.2% in the year ago comparable quarter, and 23.4% in the prior quarter.

Net income on a non-GAAP basis for the second quarter of 2008 was $14.5 million, as compared to non-GAAP net income of $13.7 million for the second quarter of 2007, and non-GAAP net income of $14.1 million for the first quarter of 2008. Non-GAAP net income was $0.41 per diluted share in the second quarter of 2008, as compared to $0.38 per diluted share in the second quarter of 2007 and $0.39 per diluted share in the first quarter of 2008. Non-GAAP net income for the second quarter of 2008 excludes $1.1 million of adjustments related to amortization of purchased intangibles and acquisition related retention compensation, net of taxes, related to our recent acquisitions. Non-GAAP net income for the second quarter of 2008 also excludes non-cash, stock-based compensation, net of tax, of $2.4 million. Non-GAAP net income for the second quarter of 2007 excludes $4.6 million of adjustments related to amortization of purchased intangibles and in-process research and development, $814,000 of impact to cost of sales from purchase accounting adjustments to inventory and $179,000 in acquisition related retention compensation, net of taxes, related to our acquisitions. Non-GAAP net income for the second quarter of 2007 also excludes non-cash, stock-based compensation, net of tax, of $1.9 million. Non-GAAP net income for the first quarter of 2008 excludes $762,000 of adjustments related to amortization of purchased intangibles and acquisition related retention compensation, net of taxes, related to our recent acquisitions. Non-GAAP net income for the first quarter of 2008 also excludes non-cash, stock-based compensation, net of tax, of $2.1 million and $31,000 in litigation reserve requirements, net of tax. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “This was a solid quarter for us with net revenue increasing 24% from the second quarter of last year. Despite a challenging market and economic environment in the U.S. and U.K., we enjoyed very healthy year on year revenue growth due to a strong performance in

Asia Pacific and the successful launch of NETGEAR products in Wal-Mart stores in the U.S. However, we continue to foresee market weakness in both the U.S. and U.K. in the coming quarters. Our operating margin improved in Q2 due to successful product and operating cost reductions, strong sales of ReadyNAS® and Smart Switches and the reduction in air freight costs with an increase in our on hand inventory. Looking forward, we believe continuous emphasis in R&D resulting in differentiated new products and efficient supply chain management will enable us to win in competitive and challenging market conditions.”

Mr. Lo continued, “Product wise, our ReadyNAS Network Attached Storage and Gigabit Smart Switches continued to enjoy strong reception worldwide in Q2. Among the 11 new products introduced in the second quarter, notable launches include: our low cost, high performance 11n router, an 11n upgrade kit for any installed 11g routers, and our two industry-first Layer 3 Smart Switches. We foresee a strong transition in the market to 11n in the second half of 2008 and our complete line-up of 11n products with the differentiated RangeMax™ technology will position us for revenue growth and market share gain. In Q2, our service provider net revenue was approximately $55 million, about 27% of our total net revenue, as compared to 24% in the year ago quarter, and 28% in the first quarter of 2008. In Q2, we added TV Cabo in Portugal and Cablemas in Mexico to our service provider customer list.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the second quarter of 2008 with net inventory at $106.4 million, compared to $97.6 million at the end of the first quarter of 2008, and $85.6 million at the end of the second quarter of 2007. Ending inventory turns were 5.2, compared to 5.5 at the end of the first quarter of 2008, and 5.1 at the end of the second quarter of 2007. Days sales outstanding (DSO) were 71 in the second quarter of 2008, compared to 71 days in the first quarter of 2008 and 75 days in the second quarter of 2007. Cash, cash equivalents and short-term investments were $186.8 million at the end of the second quarter of 2008, compared to $200.8 million at the end of the first quarter of 2008, and $155.8 million at the end of the second quarter of 2007. Deferred revenue decreased to $4.3 million at the end of the second quarter of 2008, compared to deferred revenue of $7.5 million at the end of the first quarter of 2008, and $8.7 million at the end of the second quarter of 2007.”

The U.S. retail channel inventory ended the second quarter of 2008 at 13.6 weeks, compared to 11.3 weeks in the second quarter of 2007, and 10.0 weeks in the first quarter of 2008. U.S. distribution channel inventory ended the second quarter of 2008 at 5.1 weeks, compared to 5.2 weeks in the second quarter of 2007, and 4.3 weeks in the first quarter of 2008. European distribution channel inventory ended the second quarter of 2008 at approximately 6.0 weeks, compared to approximately 4.8 weeks in the second quarter of 2007, and 5.7 weeks in the first quarter of 2008. Asia Pacific distribution channel inventory ended the second quarter of 2008 at approximately 6.0 weeks, compared to approximately 4.6 weeks in the second quarter of 2007, and 4.7 weeks in the first quarter of 2008.

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	June 29, 2008		July 1, 2007		March 30, 2008
North America	$75,900	37%	$61,787	38%	$79,203	40%
Europe, Middle-East and Africa	$97,582	48%	$85,155	52%	98,145	50%
Asia Pacific	$30,982	15%	$17,333	10%	20,806	10%

	$204,464	100%	$164,275	100%	$198,154	100%

Looking forward, Mr. Lo added, “The weakness in consumer demand in our top two retail markets, the U.S. and U.K., has and will continue to challenge our execution. Despite such market challenges, we firmly believe our core strategy of continuously driving growth through innovation in product line-up, channel penetration and geographic expansion remains sound. We are prepared to introduce another 11 to 12 new products in Q3. Also, we plan to continue to add new service provider customers in Q3. Finally, we believe we can continue to grow and gain market share in Asia Pacific and other emerging markets. For the third quarter of 2008, we expect a lower than normal back to school demand due to the economic climate in the U.S. and U.K. Specifically, we expect third quarter net revenue to be approximately $208 to $212 million. In the meantime, we will increase our R&D effort and will implement a new ERP system in Q3 to enhance our intermediate and long term competitiveness. The non-GAAP operating margin will be in the range of 9.5% to 10.5%. Lastly, we expect the non-GAAP effective tax rate to be approximately 39.5%.”

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter 2008 results and discuss management’s expectations for the third quarter of 2008 today, Wednesday, July 23, 2008 at 5 p.m. EST (2 p.m. PST). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EST (9 p.m. PST) on Wednesday, July 30, 2008 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 289355.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking solutions that address the specific needs of small and medium business and home users. The Company’s product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. As an ENERGY STAR® partner, NETGEAR offers products that prevent greenhouse gas emissions by meeting strict energy-efficiency specifications set by the U.S. government. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company’s Web site at http://www.netgear.com or call (408) 907-8000.

© 2008 NETGEAR, Inc. NETGEAR® ,the NETGEAR Logo, RangeMax and ReadyNAS are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Actual data throughput will vary from maximum signal rates stipulated. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR’s expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company’s existing and anticipated new products, willingness of consumers to purchase and use the Company’s products, and ability to increase distribution and market share for the Company’s products domestically and worldwide. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 23 through 34, in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2008, filed with the Securities and Exchange Commission on May 9, 2008. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net revenue	$204,464	$164,275	$402,618	$337,847
Cost of revenue	138,055	108,321	272,346	221,863

Gross profit	66,409	55,954	130,272	115,984

Operating expenses:
Research and development	8,584	6,909	17,322	13,065
Sales and marketing	31,192	28,421	64,220	56,247
General and administrative	7,877	6,948	15,190	13,862
In-process research and development	—	4,100	—	4,100
Litigation reserves, net	—	—	51	—

Total operating expenses	47,653	46,378	96,783	87,274

Income from operations	18,756	9,576	33,489	28,710
Interest income	1,040	2,193	2,552	4,564
Other income (expense)	(14)	1,148	2,829	1,420

Income before income taxes	19,782	12,917	38,870	34,694
Provision for income taxes	8,718	6,784	16,580	14,540

Net income	$11,064	$6,133	$22,290	$20,154

Net income per share:
Basic	$0.31	$0.18	$0.63	$0.58

Diluted	$0.31	$0.17	$0.62	$0.57

Weighted average shares outstanding used to compute net income per share:
Basic	35,354	34,685	35,335	34,496

Diluted	35,792	35,827	35,881	35,609

Stock-based compensation expense was allocated as follows:
Cost of revenue	$219	$155	$441	$288
Research and development	863	529	1,664	998
Sales and marketing	881	916	1,728	1,538
General and administrative	978	744	1,906	1,367

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, in-process research and development, acquisition related retention compensation, impact to cost of sales from purchase accounting adjustments to inventory, litigation reserves and stock-based compensation, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net revenue	$204,464	$164,275	$402,618	$337,847
Cost of revenue	136,652	106,026	269,538	219,360

Gross profit	67,812	58,249	133,080	118,487

Operating expenses:
Research and development	7,178	6,088	15,057	11,483
Sales and marketing	30,311	27,505	62,492	54,709
General and administrative	6,899	6,204	13,284	12,495

Total operating expenses	44,388	39,797	90,833	78,687

Income from operations	23,424	18,452	42,247	39,800
Interest income	1,040	2,193	2,552	4,564
Other income (expense)	(14)	1,148	2,829	1,420

Income before income taxes	24,450	21,793	47,628	45,784
Provision for income taxes	9,925	8,129	18,999	16,504

Net income	$14,525	$13,664	$28,629	$29,280

Net income per share:
Basic	$0.41	$0.39	$0.81	$0.85

Diluted	$0.41	$0.38	$0.80	$0.82

Weighted average shares outstanding used to compute net income per share:
Basic	35,354	34,685	35,335	34,496

Diluted	35,792	35,827	35,881	35,609

NETGEAR, INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three months ended June 29, 2008			Six months ended June 29, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$204,464	$—	$204,464	$402,618	$—	$402,618
Cost of revenue	138,055	1,403	136,652	272,346	2,808	269,538

Gross profit	66,409	(1,403)	67,812	130,272	(2,808)	133,080

Operating expenses:
Research and development	8,584	1,406	7,178	17,322	2,265	15,057
Sales and marketing	31,192	881	30,311	64,220	1,728	62,492
General and administrative	7,877	978	6,899	15,190	1,906	13,284
Litigation reserves, net	—	—	—	51	51	—

Total operating expenses	47,653	3,265	44,388	96,783	5,950	90,833

Income from operations	18,756	(4,668)	23,424	33,489	(8,758)	42,247
Interest income	1,040	—	1,040	2,552	—	2,552
Other income (expense)	(14)	—	(14)	2,829	—	2,829

Income before income taxes	19,782	(4,668)	24,450	38,870	(8,758)	47,628
Provision for income taxes	8,718	(1,207)	9,925	16,580	(2,419)	18,999

Net income	$11,064	$(3,461)	$14,525	$22,290	$(6,339)	$28,629

Net income per share:
Basic	$0.31		$0.41	$0.63		$0.81

Diluted	$0.31		$0.41	$0.62		$0.80

Weighted average shares outstanding used to compute net income per share:
Basic	35,354		35,354	35,335		35,335

Diluted	35,792		35,792	35,881		35,881

NETGEAR, INC.

GAAP TO NON-GAAP RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three months ended July 1, 2007			Six months ended July 1, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$164,275	$—	$164,275	$337,847	$—	$337,847
Cost of revenue	108,321	2,295	106,026	221,863	2,503	219,360

Gross profit	55,954	(2,295)	58,249	115,984	(2,503)	118,487

Operating expenses:
Research and development	6,909	821	6,088	13,065	1,582	11,483
Sales and marketing	28,421	916	27,505	56,247	1,538	54,709
General and administrative	6,948	744	6,204	13,862	1,367	12,495
In-process research and development	4,100	4,100	—	4,100	4,100	—

Total operating expenses	46,378	6,581	39,797	87,274	8,587	78,687

Income from operations	9,576	(8,876)	18,452	28,710	(11,090)	39,800
Interest income	2,193	—	2,193	4,564	—	4,564
Other income	1,148	—	1,148	1,420	—	1,420

Income before income taxes	12,917	(8,876)	21,793	34,694	(11,090)	45,784
Provision for income taxes	6,784	(1,345)	8,129	14,540	(1,964)	16,504

Net income	$6,133	$(7,531)	$13,664	$20,154	$(9,126)	$29,280

Net income per share:
Basic	$0.18		$0.39	$0.58		$0.85

Diluted	$0.17		$0.38	$0.57		$0.82

Weighted average shares outstanding used to compute net income per share:
Basic	34,685		34,685	34,496		34,496

Diluted	35,827		35,827	35,609		35,609

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$167,053	$167,495
Short-term investments	19,775	37,848
Accounts receivable, net	159,039	157,765
Inventories	106,387	83,023
Deferred income taxes	14,784	13,091
Prepaid expenses and other current assets	24,727	20,367

Total current assets	491,765	479,589
Property and equipment, net	19,573	11,205
Intangibles, net	13,953	16,319
Goodwill	41,985	41,985
Other non-current assets	2,053	2,011

Total assets	$569,329	$551,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,359	$55,333
Accrued employee compensation	12,205	16,085
Other accrued liabilities	87,510	89,470
Deferred revenue	4,339	7,619
Income taxes payable	96	—

Total current liabilities	150,509	168,507
Deferred income tax liability	1,463	2,626
Non-current income taxes payable	11,195	8,272
Other non-current liabilities	5,264	181

Total liabilities	168,431	179,586
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	259,760	252,421
Cumulative other comprehensive income	30	101
Retained earnings	141,073	118,966

Total stockholders’ equity	400,898	371,523

Total liabilities and stockholders’ equity	$569,329	$551,109